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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

April 28, 2006

(Exact Name of Registrant as Specified in its Charter)

TotalMed, Inc.

Delaware	000-30536	22-3530573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

162 M Homestead Street Manchester, CT	06040
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (860) 805-0701

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (11-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.01

Entry into a Material Definitive Agreement

(a)       (1)       The Company entered into a Stock Purchase Agreement on April 28, 2006 to acquire all of the issued and outstanding shares of eNotes Systems, Inc. a Florida corporation, (hereinafter “eNotes”) from its selling shareholders in exchange for a shares of common stock of the Company.  The parties to the Agreement are TotalMed, Inc. and eNotes Systems, Inc., a Florida corporation.

(2)       The terms and conditions of the Agreement are as follows:

a.         The consideration to be paid for all of the issued and outstanding shares of eNotes is 20,000,000 shares of restricted common stock of the Company.  Such stock will be issued to eNotes, who will then transfer such stock to the sellers of the eNotes common stock on a pro rata basis based upon their respective holdings of eNotes.  At Closing the Company will issue 20,000,000 shares of its restricted common stock as described above.

b.         The Company, TotalMed, Inc. will change its name to eNotes Systems, Inc. as soon as is practical after preparation and submission of all appropriate and required notices and filings.

An 8-K containing more complete disclosure will be forthcoming.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 28, 2006

TotalMed, Inc.

/s/   Abraham Pierce

_______________________________

Abraham Pierce, President